         A reconciliation of basic and diluted earnings per share for the six-month periods ending, June 30 follows:

                                                                             1998          1997
                                                                         ------------  ------------
                                                                                (unaudited)
                                                                         --------------------------
       Basic earnings per share
         Net income                                                     $   4,972,000 $   4,328,000
                                                                         ============  ============
         Shares outstanding                                                 6,960,000     6,817,000
                                                                         ============  ============
         Per share amount                                               $         .71 $         .63
                                                                         ============  ============

       Diluted earnings per share
         Net income                                                     $   4,972,000 $   4,328,000
                                                                         ============  ============
         Shares outstanding                                                 6,960,000     6,817,000
         Effect of dilutive securities - stock options                         87,000        79,000
                                                                         ------------  ------------
                                                                            7,047,000     6,896,000
                                                                         ============  ============
         Per share amount                                               $         .71 $         .63
                                                                         ============  ============